UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016 (May 3, 2016)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 3, 2016 (the “Annual Meeting”).  At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated March 24, 2016. As of March 18, 2016, the record date for the Annual Meeting, 37,130,433 shares of common stock were eligible to be voted, and 33,152,308 of those shares were voted in person or by proxy at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected C. Turney Stevens, John A. Ward, III and Dean C. Kehler as Class I directors to each serve for a three year term, or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	Total Votes For	Total Votes Withheld
C. Turney Stevens	11,528,374	2,369,564
John A. Ward, III	11,509,756	2,388,182
Dean C. Kehler	11,538,733	2,359,205

The other directors to serve after the Annual Meeting were as follows:

Class II Directors (terms expiring in 2017)	Class III Directors (terms expiring in 2018)
Albert G. Pastino	Christopher Lacovara
C. Michael Jacobi	Dayl W. Pearson

Proposal 2: Advisory Vote on Executive Compensation

The compensation paid to the Company’s named executive officers was approved by a non-binding, advisory vote.  The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained	Broker Non-Votes
9,146,659	4,238,558	512,721	19,254,370

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained
32,485,873	464,823	201,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2016	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer